Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 14, 2012, relating to the balance sheet of PBF Energy Inc., and included in the Prospectus in Registration Statement No. 333-177933 (as amended).

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

December 13, 2012